FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 11th day of April, 2016 by and among THE PRIVATEBANK AND TRUST COMPANY (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, Borrowers have requested that Lender agree to amend the Loan Agreement in certain respects as set forth herein; and
WHEREAS, Lender is willing to make such amendments, subject to the terms, conditions and other provisions hereof.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.

Section 2    Amendment of the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 3 of this Amendment and in reliance on the representations and warranties made by the Loan Parties set forth herein, the Loan Agreement is hereby amended as follows:

(a)    The following definition set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, to read as follows:

LIBOR Rate shall mean a rate of interest equal to (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its sole and absolute discretion; provided that, if at any time the LIBOR Rate is below zero percent, the LIBOR Rate shall be deemed to be zero percent. Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.
(b)    The following definitions are added to Section 1.1 of the Loan Agreement in alphabetical order, to read as follows:

Cash Funded Canadian Acquisition shall mean any asset acquisition by Lawson Products Ontario that meets each of the applicable criteria, terms and conditions for constituting a “Permitted Asset Acquisition” under clause (y) of the definition thereof; provided that, in-lieu of subclause (c) thereof, the aggregate consideration (cash and non-cash) to be paid by Lawson Products Ontario (it being understood and agreed that no Indebtedness shall be assumed in connection therewith) in connection with such asset acquisition (or any series of related asset acquisitions) shall be funded solely from cash-on-hand in the form of Canadian Dollars at Lawson Products Ontario.
Permitted Asset Acquisition shall mean any (x) Cash Funded Canadian Asset Acquisition and (y) asset acquisition by Borrower (other than Lawson Products Delaware) or Lawson Products Ontario where:
(a) the assets acquired are (i) for use in the businesses engaged in by the Loan Parties and their Subsidiaries on the Closing Date and (ii) being transferred free and clear of any lien, claim, security interest or other encumbrance whatsoever;
(b) immediately before and after giving effect to such Permitted Asset Acquisition, no Default or Event of Default shall exist;
(c) the aggregate consideration (cash and non-cash) to be paid by the Loan Parties (it being understood and agreed that no Indebtedness shall be assumed in connection therewith) in connection with (i) such asset acquisition (or any series of related asset acquisitions) is less than $5,000,000, and (ii) all such asset acquisitions is less than $15,000,000;
(d) immediately after giving effect to such asset acquisition, the Loan Parties are in pro forma compliance with all the financial covenants set forth in Section 14;
(e) not less than ten (10) Business Days prior to such asset acquisition (or such later date approved by Lender in its sole discretion), Lender shall have received an acquisition summary with respect to the assets to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available and projections with respect to the assets to be acquired for no less than a 12 month period), the terms and conditions, including economic terms, of the proposed asset acquisition;
(f) not less than fifteen (15) Business Days after such asset acquisition (or such later date approved by Lender in its sole discretion), Lender shall have received fully executed copies of each material document, instrument and agreement executed in connection with such asset acquisition together with all lien search reports and lien release letters and other documents to evidence the termination of any and all Liens on the assets acquired or otherwise as Lender may require;
(g) if any new leased locations are being acquired in connection therewith and the Loan Parties desire to include the acquired Inventory as “Eligible Inventory” for purposes of Revolving Loan Availability, then any and all bailee, consignee, warehouseman, processor, landlord or similar party waiver agreements and other documents as Lender shall require, all in form and substance acceptable to Lender, shall have been obtained and delivered to Lender contemporaneously with the closing of such asset acquisition;
(h) the Borrowers shall have Excess Availability in an amount equal to or greater than $5,000,000 immediately before and after giving effect to the asset acquisition;
(i) any assets acquired shall be located within the United States of America or Canada; and
(j) to the extent readily available to Borrowers, Borrowers shall have provided Lender with such other information with respect to such asset acquisition as reasonably requested by Lender.
(c)    Clause (iv) of Section 13.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) purchase the stock, other equity interests or all of a material portion of the assets of any Person or division of such Person other than (A) any merger or consolidation permitted in clause (i) above or (B) any Permitted Asset Acquisition;”
(d)    Section 13.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“13.6    Investments; Loans. Loan Parties shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than (i) direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States, including, without limitation, the PNC Certificate of Deposit,

(ii) securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtor and (iii) any in connection with any Permitted Asset Acquisition; no Loan Party shall, and shall not permit any Subsidiary to, lend or otherwise advance funds to any Person (including, but not limited to, any Subsidiary) except for (x) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, and (y) intercompany loans permitted under clauses (v) and (vi) of Section 13.2.”
Section 3    Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

(a)    Lender shall have received a fully executed copy of this Amendment, in form and substance reasonably acceptable to Lender, executed by each of the Borrowers and Lender; and

(b)    The representations and warranties set forth in Section 4 below shall be true and correct.

Section 4    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Amendment, to Lender as follows:

(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;

(b)    No Default or Event of Default exists;

(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(d)    The execution, delivery and performance by each Loan Party of this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and

(e)    This Amendment and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

(f)    A true, correct and complete copy of any and all Purchase Documents has been delivered to Lender by the Loan Parties prior to the date hereof.

Section 5    Fees and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 6    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

Section 7    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement, as modified hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.

Section 8    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 9    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

Section 10    Governing Law; Other Waivers. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.

Section 11    Release. In consideration of Lender’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
[SIGNATURE PAGE FOLLOWS]

(Signature Page to Fourth Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

(Signature Page to Consent to Loan and Security Agreement)

LENDER:	THE PRIVATEBANK AND TRUST COMPANY
	By:	/s/ Joseph G. Fudacz
Joseph G. Fudacz
Managing Director